EXHIBIT 10.12
AMENDMENT NO. 1 TO
SENIOR MANAGEMENT AGREEMENT
     THIS AMENDMENT NO. 1 TO SENIOR MANAGEMENT AGREEMENT (this “Amendment”), dated as of May 12, 2006, is made by and among Capella Holdings, Inc., a Delaware corporation (the “Company”), Capella Healthcare, Inc., a Delaware corporation (“Employer”), and Daniel S. Slipkovich (“Executive”), and GTCR Fund VIII, L.P., a Delaware limited partnership (the “Majority Holder”).
RECITALS
     WHEREAS, the Company, Employer and Executive entered into a Senior Management Agreement, dated as of May 4, 2005 (the “Senior Management Agreement”); and
     WHEREAS, the Company, Employer, Executive and the Majority Holder desire to amend the Senior Management Agreement as set forth herein pursuant to Section 11(k) of the Senior Management Agreement;
     NOW, THEREFORE, in consideration of the foregoing recitals, which shall constitute a part of this Amendment, and the mutual promises contained in this Amendment, and intending to be legally bound thereby, the parties agree as follows:
     1. Amendment to Section 3(b). Section 3(b) of the Senior Management Agreement is hereby deleted in its entirety and replaced with the following provision:
“In the event of a Separation, (i) the purchase price for each share of Unvested Common Stock will be the lesser of (A) Executive’s Original Cost for such share, and (B) the Fair Market Value of such share as of the date of the Repurchase Notice (as defined in Section 3(c) below) delivered pursuant to this Section 3, and (ii) the purchase price for each share of Vested Stock will be the Fair Market Value of such share as of the date of the Repurchase Notice delivered pursuant to this Section 3 (including, in the case of Preferred Stock, all accrued dividends thereon); provided, however, that if Executive’s employment is terminated with Cause, the purchase price for each share of Vested Carried Common Stock will be the lesser of (A) Executive’s Original Cost for such share and (B) the Fair Market Value of such share as of the date of the Repurchase Notice.”

     2. Amendment to Section 3(c). The first sentence of Section 3(c) of the Senior Management Agreement is hereby deleted in its entirety and replaced with the following sentence:
“In the event of a Separation, the Company (with the approval of the Board) may elect to purchase all or any portion of the Unvested Common Stock and/or the Vested Stock by delivering written notice (the “Repurchase Notice”) to the holder or holders of such Executive Securities on or prior to the date which is twelve months and one day after the Separation; provided that the Company may not deliver the Repurchase Notice with respect to any shares of Vested Carried Common Stock earlier than six months and one day after the date such shares became Vested Carried Common Stock.”
     3. Ratification. All other paragraphs, provisions, and clauses in the Senior Management Agreement not so modified remain in full force and effect as originally written.
     4. Defined Terms. Certain capitalized terms not defined herein shall have the meanings given to such terms in the Senior Management Agreement.
     5. Counterparts. This Amendment may be executed in one or more counterparts, each of which is an original, but all of which together constitute one and the same instrument. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.
     6. Governing Law; Binding Agreement. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal law of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

CAPELLA HOLDINGS, INC.
By:	/s/ James Thomas Anderson
Name:	James Thomas Anderson
Its:	President

CAPELLA HEALTHCARE, INC.
By:	/s/ James Thomas Anderson
Name:	James Thomas Anderson
Its:	President

/s/ Daniel S. Slipkovich
Daniel S. Slipkovich

Agreed and Accepted by:

GTCR FUND VIII, L.P., as Majority Holder

By:	GTCR Partners VIII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ Joseph P. Nolan

Name:	Joseph P. Nolan

Its:	Principal
Signature Page to Amendment No. 1 to Senior Management Agreement